EXHIBIT 4.05.2

(FACE OF DEBENTURE)

        Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein. Unless and until it is exchanged in whole or in part for Debentures in definitive registered form, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depository or a nominee of such successor Depository. If DTC is at any time unwilling or unable to continue as a Depository for this certificate and a successor Depository is not appointed by the Company within 90 days,

          THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS DEBENTURE RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE DEBENTURES, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE.

CUSIP

Number
See Reverse for Certain Definitions

ADELPHIA COMMUNICATIONS CORPORATION

9 7/8% SENIOR DEBENTURE DUE 2005

        Adelphia Communications Corporation, a corporation organized under the laws of the State of Delaware, promises to pay to                        or registered assigns the principal sum of                         Dollars, on March 1, 2005.

Interest Payment Dates:	March 1 and September 1
Record Dates:	February 15 and August 15

        Additional provisions of this Debenture are set forth on the other side of this Debenture.

Adelphia Communications Corporation
By:
Senior Vice President
By:
Vice President and Secretary
Dated:
Certificate of Authentication: This is one of the 9 7/8% Senior Debentures Due 2005 referred to in the within-mentioned Indenture
By:
Authorized Officer

(REVERSE SIDE)

1.    INTEREST.

        Adelphia Communications Corporation (the "Company") promises to pay interest on the principal amount of the Debenture semiannually on March 1 and September 1 of each year, commencing on September 1, 1993, at the rate of 9 7/8% per annum, except as set forth in paragraph 5 below. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Debenture will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 11, 1993.

2.    METHOD OF PAYMENT

        The Company will pay interest on this Debenture provided for in paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Debenture at the close of business on the February 15 or August 15 next preceding the Interest Payment Date. The Holder must surrender this Debenture to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal and interest by check payable in such money. It may mail an interest check to the Holder's registered address.

3.    PAYING AGENT AND REGISTRAR.

        Initially, Bank of Montreal Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Debentures. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as registrar or co-registrar.

4.    INDENTURE; LIMITATIONS.

        The Company issued this Debenture under an Indenture dated as of March 11, 1993 (the "Indenture") between the Company and the Trustee. The terms of this Debenture include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15. U.S. Code §§ 77aaa-77bbbb) as in effect on the date of the Indenture. This Debenture is subject to all such terms, and the Holder of this Debenture is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Debenture, unless otherwise defined, have the meanings assigned to them by the Indenture.

        The Debentures are general unsecured obligations of the Company limited to $130,000,000 aggregate principal amount. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, mergers and sale of assets, the payments of dividends on, or the repurchase of, capital stock and subordinated debt of the Company and certain other restricted payments by the Company and its subsidiaries, certain transactions with, and investments in, its affiliates, and a provision regarding change-of-control transactions.

5.    REGISTRATION RIGHTS.

        If a registration statement for an exchange offer registered under the Securities Act is not declared effective, or if a registration statement under the Securities Act with respect to resales of the Debentures is not declared effective by the Commission by a date that is 150 days after the issuance of this Debenture, in accordance with the Registration Rights Agreement, the interest rate payable on the principal of this Debenture shall increase by one quarter of one (1/4) percent per annum for the next 90 days thereafter and shall further increase by one quarter of one (1/4) percent per annum for each subsequent 90 days (up to a maximum increase of two percent), until such time as such a registration statement is declared effective, at and from which time the interest rate on the Debenture shall be 9 7/8% per annum.

6.    DENOMINATIONS, TRANSFER, EXCHANGE.

        The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7.    PERSONS DEEMED OWNERS.

        The registered Holder of this Debenture may be treated as the owner of it for all purposes.

8.    UNCLAIMED MONEY.

        If money for the payment of principal and interest on any Debenture remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

9.    AMENDMENT, SUPPLEMENT AND WAIVER.

        Subject to certain exceptions, the Indenture or the Debentures may be modified, amended or supplemented by the Company or the Trustee with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Debentures then outstanding.

10.    SUCCESSOR ENTITY.

        When a successor corporation assumes all the obligations of its predecessor under the Debentures and the Indenture and immediately thereafter no Default exists, the predecessor corporation will be released from those obligations.

11.    DEFAULTS AND REMEDIES.

        An "Event of Default" occurs if:

          (1)   the Company defaults in the payment of any principal of any Debenture when the same becomes due and payable at maturity, upon acceleration or otherwise;

          (2)   the Company defaults in the payment of any interest on any Debenture when the same becomes due and payable and the Default continues for a period of 30 days;

          (3)   the Company defaults in the observance or performance of any other covenant in the Debentures or the Indenture for 60 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding;

          (4)   the Company fails to pay when due principal, interest or premium aggregating $10,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary, or such acceleration shall not be rescinded or annulled, within ten days after written notice as provided in the Indenture;

          (5)   a court of competent jurisdiction enters a final judgment or judgments for the payment of money in excess of $10,000,000 against the Company or any Restricted Subsidiary and such judgment remains undischarged for a period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

          (6)   the Company, or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the date of the event described in this clause (6), pursuant to or within the meaning of any Bankruptcy Law:

            (A)  commences a voluntary case,

            (B)  consents to the entry of an order for relief against it in an involuntary case,

            (C)  consents to the appointment of a Custodian of it or for all or substantially all of its property, or

            (D)  makes a general assignment for the benefit of its creditors;

          (7)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A)  is for relief against the Company, or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree, in an involuntary case,

            (B)  appoints a Custodian of the Company, or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree, or for all or substantially all of its property, or

            (C)  order the liquidation of the Company, or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree, and the order or decree remains unstayed and in effect for 60 days.

        The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        A Default under clauses (3) and (4) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Debentures notify the Company and the Trustee, of the Default and the Company does not cure the Default within (a) 60 days after receipt of such notice in the case of a Default under clause (3) and (b) 10 days after receipt of such notice in the case of a Default under clause (4). The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If the Holders of at least 25% in principal amount of the outstanding Debentures request the Trustee to give such notice on their behalf, the Trustee shall do so.

        The Trustee may withhold notice to the Holders of the Debentures of any default (except in payment of principal or interest on the Debentures) if the Trustee considers it to be in the best interest of the Holders of the Debentures to do so.

        In the Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Debentures then outstanding, may declare to be immediately due and payable the principal amount of all the Debentures then outstanding plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Debentures by written notice to the Trustee and the Company may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of accelerated principal or interest, have been cured or waived. In the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization specified in the Indenture, such amount with respect to all of the Debentures shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Debentures.

12.    TRUSTEE DEALINGS WITH THE COMPANY.

        The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

13.    NO RECOURSE AGAINST OTHERS.

        A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation as more fully described in the Indenture. The Holder of this Debenture by accepting this Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Debenture.

14.    DEFEASANCE AND COVENANT DEFEASANCE.

        The Indenture contains provisions for defeasance of the entire indebtedness on this Debenture and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

15.    ABBREVIATIONS.

        Customary abbreviations may be used in the name of a Holder of a Debenture or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16.    CUSIP NUMBERS.

        Pursuant to recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP Numbers to be printed on the Debentures and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Debentures. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        THE COMPANY WILL FURNISH TO ANY HOLDER OF A DEBENTURE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: ADELPHIA COMMUNICATIONS CORPORATION, 5 WEST THIRD STREET, P.O. BOX 472, COUDERSPORT, PENNSYLVANIA 16195, ATTENTION: CHIEF FINANCIAL OFFICER.

ASSIGNMENT

I or we assign and transfer this Debenture to:
(Insert assignee's social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint:

Agent to transfer this Debenture on the books of the Company. The Agent may substitute another to act for him.
Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Debenture)
Signature Guarantee:

        This Debenture is being transferred (check the appropriate box):

  / /    to the Company or a subsidiary thereof;

  / /    to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act; or

  / /    pursuant to an effective registration statement under the Securities Act.